UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2009

CHINA YOUTV CORPORATION

(Exact name of registrant as specified in its charter)

Nevada
 (State or Other Jurisdiction of Incorporation)

333-130767

 (Commission File Number)

N/A

(I.R.S. Employer Identification No.)

8th floor, MeiLinDaSha, Ji 2, GongTi Road, East, Beijing, China 100027

(Address of principal executive offices, including zip code.)

(8610) 5921-2300

(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China YouTV Corp., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 Departure of Directors or Principal Officers; Election of  Directors; Appointment of Principal Officers

On March 11, 2009, the members of the Board of Directors of the Registrant took action by unanimous written consent to approve the following changes to the Directors and management of the Registrant. Mr. James Wei resigned from his positions as Director and Chairman of the board of director without having any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Jie Wang, director of the Board of Directors, has been appointed President of the Board of Directors, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China YouTV Corp.

Date: March 16, 2009	By:	/s/ Jie Wang
Jie Wang
President and a Member of the Board of Directors